[ERNST & YOUNG LETTERHEAD]

                                                        EXHIBIT 16.1 TO FORM 8-K
December 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 24, 2002 of GoAmerica, Inc. and are in agreement with the statements contained in the second through fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                           /s/ Ernst & Young LLP